EXHIBIT 10.1

Acquisition Agreement

This Contract is entered into by and between LCI SOLUTIONS, a subsidiary of LITNIK COMMUNICATIONS INC., a company organized under the laws of the Philippines with office address at A.C. CORTEZ AVENUE, 3rd FLOOR, MERITZ BUILDING, Mandaue City, Philippines, represented herein by its duly authorized representatives, NIKOLAOS G. SPANOUDIS (President), LITLYN VISTAL (Treasurer), herein referred to as Seller, and CHATTER BOX CALL CENTER LIMITED, which is in the process of incorporation under Philippines laws represented herein by its duly authorized Founder / Advisor Jeff Stone, herein referred to as Buyer.

The specific terms of this Contract are as follows:

1. Sale of Assets and Inventory

LCI SOLUTIONS hereby sells, cede, transfer and convey absolutely and irrevocably, in favor of Buyer all the assets and inventory listed on the attached addendum "A" and made an integral part of this document.

The Seller warrants that all items indicated in Addendum "A" are all in good working order. The said terms are free from all liens and/ or encumbrances and that the herein Seller will defend the said property against the claims of any and all persons whatsoever.

Buyer is given a 21 day period to conduct a physical inspection and due diligence of the assets listed in Addendum "A" for approval or disapproval at his own expense. Seller has option to either repair or credit the amount of repairs. Seller shall conduct said inspections within 30 days from execution of said contract.

From the time of the execution of this Contract, all of Seller's rights pertaining to any contract with all of its clients included in the clients' base shall pertain to the Buyer. The client (including prospective) base included in the assets and inventory being sold to Buyer is detailed on the attached Addendum "A" and made an integral part of this document. The Seller shall be responsible for transferring its rights over any and all contracts it has with its existing client base. The Seller shall not hold Buyer responsible for any and all obligations it has to any of the client included in the client base as of the time of the execution of this Contract.

2. Transfer of Leasehold Rights

Seller hereby absolutely and irrevocably transfers to Buyer all its rights and obligations over the premises of 147 square meters, 3rd floor at the MERITZ building, A.C.CORTEZ AVENUE, Mandaue city, Cebu, it currently leases from MERITZ DEVELOPMENT CORPORATION as contained in the Lease Contract executed on March 21, 2011, Lease Contract between Seller and MERITZ DEVELOPMENT CORPORATION.

Seller hereby warrants that the necessary consent from its Lessor under the above mentioned Lease Contract has already been obtained. For this purpose, it will deliver execution of this Contract upon:

•	The formation of the Buyers SEC registered company and Business permits issued
•	The total payments due under this Contract to sell have been made.

Upon execution of this Contract agreement, Buyer agrees to reimburse to LCI SOLUTIONS the rent deposit paid to landlord in the amount of 60,000 Philippine Pesos, the rent deposit held by the landlord will then be the property of Buyer and refunded to them at the end of the lease term or transferred to a new lease between the Buyer and Landlord.

3. Lease of Business

LCI SOLUTIONS gives permission to Buyer to operate their business as a call center or similar type of use to its current business operations under the name of LCI SOLUTIONS for a period up to Eight (8) weeks from the time of the execution of this Contract for the amount of US $1.

During this Eight (8) week period, buyer shall in a timely manner establish and form a Philippine SEC registered company. Buyer shall not enter into any agreements under LCI SOLUTIONS without prior written consent during the said business lease period. Should SEC registration take more than Eight (8) weeks, then buyer shall pay a pro-rata share equivalent of 150,000 Philippine Pesos per 30 days until SEC registration has been issued.

During said lease period, Buyer assumes all obligations and expenses concerned with the operational aspect such as but not limited to: office rental, admin and agent salaries, intemet connection, electricity, janitorial service, drinking water, office supplies and any other expense that might have been overlooked that involves the day to day operation of the said premises.

During said lease period, all income derived from clients, business development, seat leasing, back office support and any other type of income generated from the operational aspect of said premises will be the property of Buyer.

4.  Existing Employees of LCI SOLUTIONS Will Not Be Absorbed By Buyer

All employees under the employment of LCI SOLUTIONS during the execution of this Contract as discussed in Section 3 above and those employed during the final payment due under this Contract shall be the sole responsibility of LCI SOLUTIONS. In no case shall this Contract be construed as meaning that Buyer shall absorb for employment the employees of LCI SOLUTIONS unless mutually agreed by both parties.

A.
LCI SOLUTIONS (Litnik Communications Inc.) is a corporation duly organized, validly existing and in good standing under the laws of Philippines, has full power and authority to carry on the business as now being conducted and to own and operate its assets, properties and business.

B.
LCI SOLUTIONS (Litnik Communication) Inc. possesses full power and authority to enter into this Agreement and that it has taken all the necessary actions to authorize the entry into, performance, and delivery of this Agreement, and the transactions contemplated thereby.

C.
LCI SOLUTIONS (Litnik Communications Inc.) warrants that it is the absolute owner of the assets and inventory listed in Addendum "A" which is made an integral part of this document. All inventory listed will be in place and in operation within 21 Business days of receiving the 3rd payment in the amount of Eleven Thousand five Hundred U.S, dollars ($11,500) as mentioned in paragraph 8. Purchase price.

D.	LCI SOLUTIONS (Litnik Communications Inc.) is solvent and in a financially sound position and all Assets listed on Addendum "A" are free and clear of any liens or encumbrances.

E.
LCI SOLUTIONS (Litnik Communications Inc.) provides a 12 month warranty on all computers and technology equipment listed in addendum "A" and also will provide 60 day technical support for Servers and Vicidial predictive dialer installed.

F.
LCI SOLUTIONS (Litnik Communications Inc.) warrants that either Nikolaos g. Spanoudis (President) or designated employee of Litnik Communications will assist advice and be available when needed as such in pertaining to operations for a period totaling 44 business days within a 60 day period at no charge. Should further assistance be required after the 60 days time, and then a fee of Fifty Thousand (50,000) Philippine Pesos will be paid on a pro-rata share of 22 business days in a 30 day period.

G.
LCI SOLUTIONS (Litnik Communications Inc.) Hereby warrants that Nikolaos g. Spanoudis (President) and Litlyn Vista' (Treasurer) are hereby authorized to represent and act on behalf of Litnik Communications Inc. with authority under the bylaws and partnership agreements implemented on said corporation which gives them full authority to execute legally binding documents, contracts, agreements, and any other legal instrument on behalf of Litnik Communications Inc.

LCI SOLUTIONS shall turn over all clients either under contract or pending to Buyer under a separate agreement named BUSINESS and MARKETING DEVELOPMENT CLIENT CONTRACT FOR BUSINESS PRODUCT OUTSOURCING. Terms of client services and business venture will be regulated under said contract referred to above.

6. LCI SOLUTIONS agrees to give copies of landlord lease agreement, financial statements and any other written document upon written request by Buyer.

7.  Buyer and Seller are responsible for their own attorney, accountant and any other professional service fees which may be used during this transaction.

8.  Purchase Price

In consideration of the mutual terms set herein, LCI SOLUTIONS covenants and agrees that it shall sell the assets and inventory listed on addendum "A" for the amount of Fifty five Thousand U.S. dollars ($55,000). An initial payment in the amount of Eleven Thousand five Hundred U.S. dollars ($11,500) will be made to Seller at time of signing said Contract to Sell for consideration to reserve exclusively to Buyer said Sale of Assets and exclusive rights to subject premises under lease agreement dated March 21, 2010.

That BUYER covenants and agrees that it shall pay to LITNIK COMMUNICATIONS INC. the amount of Fifty five Thousand U.S. dollars ($55,000) for the assets and inventory listed in addendum A under the following schedule:

•	Eleven Thousand five Hundred U.S. dollars ($11,500) upon signing of said Contract to Sell.
•	Eleven Thousand five Hundred U.S. dollars ($11,500) on July 01, 2011.
•	Eleven Thousand five Hundred U.S. dollars ($11,500) on August 01, 2011
•	Sixteen Thousand U.S. dollars ($16,000) at time that all furniture, fixtures, equipment, computers and technology equipment listed on Addendum "A" have been placed and operating on August 23, 2011.
•	Four Thousand five Hundred U.S. dollars ($4,500) at turnover date on or before September 01, 2011.

Buyer shall pay Seller in Full the amount totaling Fifty five Thousand U.S. dollars ($55,000), less any payments made to seller from time of Contract to Sell, on or before September 01, 2011 as follows:

Payments shall be made by cash, bank deposit or bank transfer shown proof by receipt or certified bank check. Seller acknowledges that bank transfer may take up to 4 business days. A grace period of 5 days is allowed on scheduled payments after the initial payment of Eleven Thousand five Hundred U.S. dollars ($11,500) given upon signing of this contract.

9.  All taxes related to this Contract, are the responsibility of the Buyer and Sellers own responsibility.

This Contract may not be modified in any manner unless in writing and signed by both Parties. This document and any attachments hereto constitute the entire agreement between the Parties. This Contract shall be binding upon the Parties, their successors, heirs and assigns and shall be enforced under the laws of the Republic of Philippines. Each party irrevocably submits to the jurisdiction of the courts of Cebu City to the exclusion of other courts for the purpose of enforcing any right or obligation under or arising out of this Agreement.

SELLERS	DATE: 6/3/2011

LCI SOLUTIONS
LITNIK COMMUNICATIONS, INC.
By:

/s/ Nikolaos G. Spanoudis

NIKOLAOS G. SPANOUDIS (PRESIDENT)

/s/ Litlyn Vistal

LITLYN VISTAL (TREASURER)

BUYER	DATE: 06-03-2011

CHATTER BOX CALL CENTER LIMITED.

/s/ Jeff Stone

JEFF STONE (FOUNDER/ADVISOR)

PIECES	ITEMS	COMMENTS
40	CPU UNITS, 3.1 GHZ. INTEL DUAL CORE PROCESSOR, 500 GB. SATA HDD, 1 GB. MEMEORY, AVR 500 WATT POWER SOURCE, KEYBOARD, MOUSE, HEADSET.	1 YEAR WARRANTY ON CPU UNITS.
40	BENQ 16” LED MONITOR	1 YEAR WARRANTY
3	SERVERS CPU UNITS, 3.0 GHZ. INTEL QUAD CORE PROCESSOR, 1 TERABYTE SATA HDD, LAN CARD, 2GB. MEMORY, 1 KEYBOARD AND MOUSE. VICIDIAL PREDICTIVE DIALER.	1 YEAR WARRANTY ON SERVER CPU UNITS, **Some of the server processors vary**
1	BENQ 19” LED MONITOR (SERVER)	1 YEAR WARRANTY
2	24 PORT 3 COM GIGABYTE SWITCH BOX	1 YEAR WARRANTY
1	16 PORT DLINK SWITCH BOX	1 YEAR WARRANTY
1	BUFFALO GIGABYTE WIRELESS ROUTER	1 YEAR WARRANTY
1	VISUAL SENSOR LED PROJECTOR
1	4 CAMERA SURVELLIANCE SYSTEM	1 YEAR WARRANTY
1	FINGERPRINT TIME CLOCK	1 YEAR WARRANTY
1	LAMINATING MACHINE
2	ALL IN 1 PRINTER, SCANNER, COPIER, FAX MACHINE
1	IP PHONE	1 YEAR WARRANTY
2	1 HP WINDOW AIR CON	1 YEAR WARRANTY
3	HIGH SPEED ELECTRIC FANS
2	2 HP SPLIT AIRCON UNITS (OPERATIONS AREA)	1 YEAR WARRANTY
FURNITURE
2	EXECUTIVE DESK W/ EXECUTIVE CHAIR
1	IT DESK WOODEN W/ ADMIN CHAIR
1	HARD WOOD OFFICE TABLE (CONFERENCE ROOM)
8	CONFERENCE STYLE CHAIRS
1	ADMIN OFFICE DESK W/ ADMIN CHAIR
3	ASSORTED OFFICE TABLE, RACK, SERVER STATION
39	CUSTOM BUILT WOODEN CUBICLES W/ FABRIC & LAMINATE LINING, DUAL ELECTRIC OUTLET, CAT 5 LAN COPPER WIRING FOR CPU UNITS.
39	SWIVEL CSR CHAIRS
6	GLASS TOP W/ METAL FRAME OFFICE DESK
1	RECTANGULAR CONFERENCE TABLE (BREAK ROOM)
16	PLASTIC CHAIRS (BREAK ROOM)
2	ELECTRIC HAND DRYERS
1	WATER DISPENSER
1	LEATHER SOFA (RECEPTION AREA)
3	QUARTZ CLOCKS (OPERATIONS AREA)